TO BUSINESS AND TECHNOLOGY EDITORS:

SCM Microsystems Provides Updated Guidance

FREMONT, Calif., June 26 /PRNewswire-FirstCall/ -- SCM Microsystems, Inc. (Nasdaq: SCMM, Prime Standard: SMY), a leading provider of solutions that open the Digital World, today announced that, based on currently available information for its in-progress second quarter ending June 30, 2007, the Company expects that revenues for the first half of 2007 will be approximately 20% below levels for the first half of 2006, rather than flat to slightly down as indicated in previously provided guidance. These anticipated first-half results will have a negative impact on the Company's previously issued guidance for its full 2007 fiscal year, but forecasts for the second half and resulting full-year expectations are still being evaluated by the Company.

"While the number of smart-card based security programs continues to grow in the government, finance and business sectors, this is still an emerging market, and the timing of individual projects can significantly influence demand in any given period," commented Stephan Rohaly, chief financial officer of SCM Microsystems and, as previously announced, interim chief executive officer effective July 1, 2007. "A combination of factors -- including recent budget freezes at U.S. government agencies, demand fluctuations in our Asian market, and project delays in Europe -- have contributed to uncharacteristically low smart card reader sales during our second quarter. Our digital media reader business has also been impacted by delayed orders. Based on discussions with our customers and distributors, we believe that the factors influencing our business in the second quarter are primarily market related and temporary in nature. We expect that market dynamics will stabilize and become more predictable as more chip card-based security programs demonstrate success. As this occurs, we believe that SCM will be well positioned to benefit, based on our firm position as a leading provider of secure reader technology for the expanding global smart card applications market."

SCM's second quarter remains in progress and ends on June 30, 2007. The updated guidance contained in this press release is based on information currently available to the Company, which does not reflect the full second quarter, and is subject to change as a result of the completion of the second quarter, the review by the Company of its financial results for the second quarter and the preparation of the related financial statements. SCM expects to release its second quarter results in mid August 2007.

About SCM Microsystems

SCM Microsystems is a leading supplier of solutions that open the Digital World by enabling people to conveniently access digital content and services. The company develops, markets and sells the industry's broadest range of smart card reader technology for secure PC, network and physical access and digital media readers for transfer of digital content to OEM customers in the government, financial, enterprise, consumer electronics and photographic equipment markets worldwide. Global headquarters are in Ismaning, Germany. For additional information, visit the SCM Microsystems web site at http://www.scmmicro.com.

NOTE: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include, without limitation, our statements regarding our expectations that revenues for the first half of 2007 will be approximately 20% below levels for the first half of 2006; that revised anticipated first-half results are expected to have a negative impact on our previously issued guidance for our full 2007 fiscal year; that market dynamics will stabilize and become more predictable as more chip card-based security programs demonstrate success; and that SCM will be well positioned to benefit from a more stable smart card-based security market, if it occurs. These statements are subject to risks and uncertainties which may cause actual results to differ materially from those contemplated herein. Our financial results may not meet expectations; the smart card-based security market in which we participate may not become more stable and predictable; and we may not benefit from a more stable market, if it occurs. Some of the risks and uncertainties that could cause our actual business and operating results to differ include, but are not limited to, our ability to grow market share and revenues based on a strategy of participating in specific early stage markets; our ability to successfully develop and introduce new products that satisfy the evolving and increasingly complex requirements of customers; the markets in which we participate or target may not grow, converge or standardize at anticipated rates or at all, including the government and enterprise security markets which we are targeting; we may not successfully compete in the markets in which we participate or target; and competitors could take market share or create pricing pressure. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K and our amended Annual Report on Form 10-K/A for the year ended December 31, 2006, filed with the U.S. Securities and Exchange Commission.

All trade names are trademarks or registered trademarks of their respective holders.

SOURCE SCM Microsystems, Inc.
-0-	06/26/2007
/CONTACT: Stephan Rohaly, Chief Financial Officer, +49 89 95 95 5101,
srohaly@scmmicro.de, or Darby Dye, Investor Relations-US, +1-510-249-4883, ddye@scmmicro.com/
/First Call Analyst: /
/FCMN Contact: /
/Web site: http://www.scmmicro.com/
(SCMM)

CO: SCM Microsystems, Inc.
ST: California
IN: CPR CSE
SU: